EXHIBIT 23.2



             CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in the Registration Statements of ESC Medical Systems LTD. on Form F-3 (File Nos. 333-6610, 333-8056 and 333-9256) and on Form S-8 (File
No. 333-6774) of our report dated February 10, 1999 relating to the consolidated financial statements, which appears in this Form 10-K.


Luboshitz Kasierer
Certified Public Accountants
Member Firm of Arthur Andersen

Haifa, Israel
March 30, 2000